EXHIBIT 23.1

HAWKINS ACCOUNTING

Certified Public Accountant

audit.  tax.  consulting

CONSENT  OF  THE  INDEPENDENT  AUDITOR

As  the  independent  auditor  for  eJobResource, Inc., I hereby consent to the incorporation by reference in this Form S-1 Statement of my report, relating to the  audited  financial statements and financial statement schedules of eJobResource, Inc.  as of December 31, 2007 and 2006 and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2007, 2006 and 2005.  My issued audit report dated May 16, 2008.

/S/ Hawkins Accounting

Los Angeles, California

May 16, 2008

1925 CENTURY PARK EAST.  SUITE 2050  LOS ANGELES, CA  90067

  310-553-5707   FAX  310-553-5337  HAWKINSACCOUNTING@HAWKINSACCOUNTING.COM